Exhibit 99.1

MIND Technology Commences Public Offering of 9.00% Series A Cumulative Preferred Stock

THE WOODLANDS, Texas, November 8, 2021 /PRNewswire/ -- MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND) announced today that it has commenced an underwritten public offering of 360,000 shares of 9.00% Series A Cumulative Preferred Stock (“Series A Preferred Stock”), pursuant to a registration statement on Form S-1 previously filed with the U.S. Securities and Exchange Commission (the “SEC”). In addition, MIND expects to grant the underwriter a 30-day option to purchase from it an additional 54,000 shares of Series A Preferred Stock.

MIND intends to use the net proceeds of the offering for general corporate purposes, which may include, among other things, repayment of indebtedness, future acquisitions, the financing of capital expenditures and additions to its working capital, such as purchases of inventory.

Ladenburg Thalmann & Co. Inc. will act as sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering will be made only by means of a written prospectus. A copy of the preliminary prospectus for the offering may be obtained, when available, from:

Ladenburg Thalmann & Co. Inc.
640 5th Avenue, 4th Floor
New York, NY 10019

You may also obtain a copy of the final prospectus free of charge at the SEC’s website, www.sec.gov, under the registrant's name “MIND Technology, Inc.”

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom.  Its Seamap and Klein units design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

This release may include “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

This release contains certain forward-looking statements that are based on current plans and expectations and are subject to various risks and uncertainties. The Company’s business and any offering may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the Company’s control. These factors include, but are not limited to, changes to business plans as circumstances warrant. The Series A Preferred Stock of the Company may not ultimately be issued and sold to the public in this offering because of general market conditions or other factors. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Company’s registration statement on Form S-1 and Annual Report on Form 10-K and the information included in subsequent filings it makes with the SEC.

Contacts:	Rob Capps, President & CEO
MIND Technology, Inc.
281-353-4475
Ken Dennard / Zach Vaughan
Dennard Lascar Investor Relations
713-529-6600
MIND@dennardlascar.com